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                                                               EXHIBIT 10.2

                           SECURITYHOLDERS AGREEMENT


                 THIS SECURITYHOLDERS AGREEMENT (this "Agreement") is made as of August 13, 1997, by and among Transcend Telecom, L.L.C., a Delaware limited liability company (the "LLC"), Transcend Telecom, Inc., a Delaware corporation (the "Company"), the Investor Members, and the Management Members. The Investor Members, the Management Members, and any holders of Securityholder Securities that from time to time become party hereto after the date hereof in accordance with the terms of this Agreement are referred to herein collectively as the "Securityholders" and individually as a "Securityholder." Capitalized terms used but not otherwise defined herein are defined in paragraph 8 hereof.

                 NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                 1. Representations and Warranties. Each Securityholder represents and warrants that (i) such Securityholder is the beneficial owner of the number of Securityholder Securities set forth opposite its name on the Schedule of Securityholders attached hereto and (ii) this Agreement has been duly authorized, executed and delivered by such Securityholder and constitutes the valid and binding obligation of such Securityholder, enforceable in accordance with its terms.

                 2. Restrictions on Transfer of Management Securities. Each Management Member and its transferees accepts, acknowledges, and agrees that the Management Securities held by such Management Member and its transferees are subject to significant restrictions on transfer, repurchase options, and certain other agreements set forth in the Executive Purchase Agreement to which such Management Member is a party.

                 3.       Restrictions on Transfer of Investor Securities.

                 (a)      Retention of Investor Securities.

                          (i) No holder of Investor Securities shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in any Investor Securities (a "Transfer") at any time prior to the first anniversary of the date hereof, except pursuant to (A) a Sale of the Company, (B) a Permitted Transfer, or (C) the repurchase provisions set forth in the LLC Agreement.

                          (ii) No holder of Investor Securities shall Transfer any Investor Securities at any time on or after the first anniversary of the date hereof, except pursuant to (A) a Sale of the Company, (B) a Public Sale, (C) a Permitted Transfer, (D) the repurchase provisions of the LLC Agreement, (E) the put provisions set forth in this Agreement, or (F) the provisions of paragraphs 3(b) and
         (c) hereof.


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                 (b)      First Refusal Rights.

                          (i) At least 30 days prior to any Transfer of Investor Securities (except pursuant to (A) a Sale of the Company, (B) a Public Sale, (C) the repurchase provisions of the LLC Agreement, (D) the put provisions set forth in this Agreement, or (E) a Permitted Transfer), the Securityholder desiring to make such Transfer (the "Transferring Securityholder") shall deliver a written notice (the "Offer Notice") to each holder of Investor Securities, specifying in reasonable detail the identity of the prospective transferee(s), the number and type of Investor Securities to be transferred (the "Offered Securities") and the price and other terms and conditions of the proposed Transfer. The Transferring Securityholder shall not consummate such proposed Transfer until at least 30 days after the delivery of the Offer Notice, unless the parties to the Transfer have been finally determined pursuant to this paragraph 3 prior to the expiration of such 30-day period (the date of the first to occur of such delivery or such final determination is referred to herein as the "Authorization Date").

                          (ii) Each holder of Investor Securities may elect to purchase all (but not less than all) of such holder's Pro Rata Share of the Offered Securities at the price and on the other terms set forth in the Offer Notice, by delivering written notice of such election to the Transferring Securityholder within 20 days after delivery of the Offer Notice. Any Offered Securities not elected to be purchased by the end of such 20- day period shall be reoffered by the Transferring Securityholder for the immediately following 10-day period on a pro rata basis to the holders of Investor Securities who have elected to purchase their Pro Rata Share. For purposes of this paragraph, the "Pro Rata Share" of each holder of Investor Securities shall be equal to the quotient of (x) the number of Investor Securities then held by such holder, divided by (y) the aggregate number of Investor Securities held by all holders of Investor Securities (other than the Transferring Securityholder).

                          (iii) If the holders of Investor Securities have elected to purchase all of the Offered Shares from the Transferring Securityholder, such purchase shall be consummated as soon as practicable after the delivery of the election notice(s) to the Transferring Securityholder, but in any event within 30 days after the Authorization Date. Notwithstanding any other provision hereof, in the event that the sale price, or any portion thereof, for the Offered Securities is not payable in the form of cash at closing or cash payable on a defined basis (such as pursuant to simple promissory notes issued by the prospective purchaser described in the Offer Notice), each holder of Investor Securities electing to purchase Offered Securities pursuant to this paragraph shall be required to pay only such portion, if any, of the sale price described in the Offer Notice as consists of such cash consideration, and delivery of such consideration to the Transferring Securityholder shall be payment in full for such Offered Securities.

                          (iv) If the holders of Investor Securities do not elect, in the aggregate, to purchase all of the Offered Securities from the Transferring Securityholder, all elections to





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         purchase such Offered Securities shall be null and void, and the
         Transferring Securityholder shall have the right, within the 90 days following the Authorization Date and subject to the provisions of subparagraph 3(c) below, to transfer such Offered Securities to the transferee(s) specified in the Offer Notice in the amounts specified in the Offer Notice at a price not less than the price per security specified in the Offer Notice and on other terms no more favorable to the transferee(s) thereof than specified in the Offer Notice. Any Investor Securities not so transferred within such 90-day period shall be reoffered to the holders of Investor Securities pursuant to this paragraph 3(b) prior to any subsequent Transfer.

                 (c)      Participation Rights.

                          (i) Any holder of Investor Securities not purchasing any Offered Securities pursuant to paragraph 3(b) above may elect to participate in any sale of Offered Securities pursuant to subparagraph 3(b)(iv) above (and only in sales pursuant to such subparagraph) at the same price and on the same terms applicable to the Transferring Securityholder by giving written notice of such election to the Transferring Securityholder within 30 days after delivery of the Offer Notice. In the event that the number of Offered Securities to be transferred in the transaction described in the Offer Notice (or, if such transaction is part of a group of related transactions, the aggregate number of Investor Securities to be transferred pursuant to subparagraph 3(b)(iv) hereof in all such related transactions) is equal to at least 50% of the aggregate number of Investor Securities then outstanding, (A) the Offer Notice shall promptly be delivered to the holders of Vested Securities, and (B) each holder of Vested Securities may elect to participate in such sale of Offered Securities pursuant to subparagraph 3(b)(iv) at the same price and on the same terms applicable to the Transferring Securityholder by giving written notice of such election to the Transferring Securityholder within 15 days after such delivery of the Offer Notice.

                          (ii) Each holder of Investor Securities electing to participate in such Transfer shall be entitled to sell in the contemplated Transfer a number of Investor Securities equal to the product of (x) the number of Offered Securities to be sold in the contemplated Transfer, times (y) a fraction, the numerator of which is the number of Investor Securities held by such holder, and the denominator of which is the aggregate number of Investor Securities (and, if any holder of Vested Securities has elected to participate in such Transfer, Vested Securities) held by the Transferring Securityholder and all other Securityholders electing to participate in such Transfer. Each holder of Vested Securities electing to participate in such Transfer shall be entitled to sell in the contemplated Transfer a number of Vested Securities equal to the product of (x) the number of Offered Securities to be sold in the contemplated Transfer, times (y) a fraction, the numerator of which is the number of Vested Securities held by such holder, and the denominator of which is the aggregate number of Investor Securities and Vested Securities held by the Transferring Securityholder and all other Securityholders electing to participate in such Transfer.





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                          (iii)   Each Transferring Securityholder shall use
         best efforts to obtain the agreement of the prospective transferee(s) to the participation of the electing Securityholders in any contemplated Transfer and to the inclusion (if requested by any such holder) of any Investor Securities (and, if applicable, Vested Securities) held by such holder in the contemplated Transfer, and no Transferring Securityholder shall transfer any of its Investor Securities to any prospective transferee(s) unless (A) such prospective transferee(s) agree to allow the participation of all electing Securityholders and to the inclusion of the Investor Securities (and, if applicable Vested Securities) held by such holders, or (B) the Transferring Securityholder purchases from each electing Securityholder the same number of securities (at the same price and on the same terms) that such participating Securityholder would have been entitled to sell had the prospective transferee(s) so agreed.

                          (iv) Each Securityholder transferring shares pursuant to this paragraph 3(c) shall pay its pro rata share (based on the number of Securityholder Shares to be transferred by such Securityholder) of the expenses incurred by the Securityholders in connection with such transfer and shall be obligated to participate severally on a pro rata basis (based on the number of Securityholder Shares to be sold) in any indemnification or other obligations that the Transferring Securityholder agrees to provide in connection with such transfer (other than any such obligations that relate solely to a particular Securityholder, such as indemnification with respect to representations and warranties given by a Securityholder regarding such Securityholder's title to and ownership of Securityholder Shares, in respect of which only such Securityholder shall be liable); provided that no holder shall be obligated in connection with such Transfer to agree to indemnify or hold harmless the transferees with respect to an amount in excess of the net cash proceeds paid to such holder in connection with such Transfer.

                          (v) For purposes of this paragraph (c), each holder of Vested Securities shall be deemed the holder of the number of Vested Securities determined assuming the consummation of the sale of Offered Securities pursuant to subparagraph 3(b)(iv) above; provided that in the event such transaction is not consummated nothing herein shall be construed to cause any such securities to become "vested" other than in accordance with the provisions of the Executive Purchase Agreement to which each such holder is a party.

                 (d) Permitted Transfers. For purposes of this Agreement, a "Permitted Transfer" shall mean any Transfer of Investor Securities (i) to an Affiliate of the transferor, (ii) to any Person acquiring all or substantially all of the transferor's portfolio investments, or (iii) to any Person whose association with the LLC and the Company would, in the good faith judgment of the holders of a majority of the Investor Securities, be beneficial to the LLC and the Company by virtue of such Person's experience, expertise, or knowledge in the telecommunications services industry or related industries; provided that in each case the restrictions, conditions, and obligations contained in this Agreement, the Stock Purchase Agreement, and (if applicable) the LLC Agreement shall continue to be applicable to such Investor Securities after any such Permitted Transfer, and the transferee(s) of such Investor Securities shall have agreed in writing to be bound by the provisions of such





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agreements; and provided further that the Investor Securities transferred pursuant to clause (iii) hereof shall not exceed, in the aggregate, 10% of the total Investor Securities held by all Investor Members on the date hereof; and provided further that each Investor Member shall have the right to participate in any Transfer pursuant to clause (iii) hereof pro rata, based on the number of Investor Securities held by each such Investor Member on the date of such Transfer.

                 (e) Termination of Restrictions. The restrictions on the Transfer of Investor Securities set forth in this paragraph 3 shall continue with respect to each such Investor Security (and shall survive any transfer thereof) until the earliest to occur of (A) the date on which such Investor Security has been transferred in a Public Sale, (B) a Sale of the Company, or
(C) the consummation of a Public Offering.

                 4.       Sale of the Company.

                 (a) Securityholders Obligation. Subject to the approval rights granted to Holland under the LLC Agreement and to the LLC (and, upon the LLC's dissolution, to certain holders of the Company's securities) under the Stock Purchase Agreement, if at any time the LLC (or, after the dissolution or liquidation of the LLC, the holders of Investor Securities (acting in their capacity as shareholders of the Company) entitled to designate a majority of the Investor Directors under the terms of the Stock Purchase Agreement) approves a Sale of the Company (an "Approved Sale"), each Securityholder shall vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured (i) as a merger or consolidation, each Securityholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) as a sale of stock, each Securityholder shall agree to sell all of such Securityholder's shares of the Company's capital stock on the terms and conditions approved by the LLC (or, after the dissolution or liquidation of the LLC, the holders entitled to designate a majority of the Investor Directors under the Stock Purchase Agreement). Each holder of Securityholder Securities shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company.

                 (b) Conditions to Obligation. The obligations of the Securityholders with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of a class of the Company's capital stock shall receive the same form of consideration and the same amount of consideration for each share of such class of capital stock to be sold in such Approved Sale, and
(ii) if any holders of a class of the Company's capital stock are given an option as to the form and amount of consideration to be received, each holder of such class of capital stock shall be given the same option.

                 (c) Public Offering. Subject to the approval rights granted to Holland under the LLC Agreement and to the LLC (and, upon the LLC's dissolution, to certain holders of the Company's securities) under the Stock Purchase Agreement, in the event that the LLC (or, after the dissolution or liquidation of the LLC, the holders of Investor Securities entitled to designate a majority of the Investor Directors under the Stock Purchase Agreement) approves an initial Public





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Offering, the Stockholders shall take all reasonable actions in connection with the consummation of such Public Offering as requested by the LLC (or after the dissolution or liquidation of the LLC, the holders of Investor Securities entitled to designate a majority of the Investor Directors under the Stock Purchase Agreement).

                 (d) Termination. The provisions of this paragraph 4 shall terminate upon the completion of a Sale of the Company.

                 5.       Put Provisions.

                 (a)      Put Right.

                          (i) At any time and from time to time on or after the seventh anniversary of the date hereof, but not after the consummation of a Public Offering or a Sale of the Company, each Securityholder shall have the right to require the LLC to repurchase all (but not less than all) of the outstanding Securityholder Securities held by such holder at the Repurchase Price (as defined below) by giving written notice to the LLC of such holder's exercise of this right (the "Exercise Notice").

                          (ii) Within 10 days after receipt of an Exercise Notice, the LLC shall give written notice (the "Repurchase Notice") to each other Securityholder, setting forth the identity of the Securityholder tendering such Exercise Notice, the number of shares of Securityholder Securities to be repurchased from such Securityholder, and a reasonable approximation of the fair market value of the LLC's assets and of each Securityholder Security at the time of such Repurchase Notice. Each other Securityholder shall be entitled to join in such repurchase and require the LLC to purchase all (but not less than all) of the Securityholder Securities held by such holder at the same closing, at the same price, and on the same terms as the Securityholder tendering the Exercise Notice by giving Exercise Notice within 20 days after the date of the Repurchase Notice.

                          (iii) Promptly (but in any event within three business days after the end of this 20-day period), the LLC shall send each Securityholder written notice updating the information contained in the Repurchase Notice (the "Revised Repurchase Notice"). Upon the delivery of the Revised Repurchase Notice, the LLC, the holders of a majority of the Investor Securities to be repurchased (if any) and the holders of a majority of the Management Securities to be repurchased (if any) shall in good faith determine the Repurchase Price as provided hereunder, and (subject to the provisions hereof) within ten days after the determination of the Repurchase Price, the LLC shall purchase and such holders shall sell the number of Securityholder Securities specified in the Revised Repurchase Notice at a mutually agreeable time and place.

                 (b) Duties of the LLC. The LLC shall do everything within its power (including, without limitation, (i) causing the Company to assume or refinance debt, obtain waivers or consents





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from its lenders, or declare and pay dividends to the LLC or repurchase Company securities from the LLC, (ii) distributing Preferred Stock or Common Stock of the Company to the putting Stockholders and causing the Company to repurchase or redeem such Company stock, and (iii) causing a Public Offering, recapitalization, or Sale of the Company to occur)) in order to satisfy its repurchase obligations under this Section 5.

                 (c)      Repurchase Price.

                          (i) The repurchase price for each Securityholder Security repurchased by the LLC under this paragraph 5 (the "Repurchase Price") shall be equal to the greater of the Original Cost Value for such security and the Fair Market Value for such security.

                          (ii)    The "Original Cost Value" for any
         Securityholder Securities constituting Units shall be equal to the aggregate Basic Contributions made to the LLC with respect to such Units (together with interest thereon calculated at the same rate and in the same manner as dividends are accrued on the Preferred Stock under the Certificate of Incorporation). The "Original Cost Value" for any Securityholder Securities constituting Preferred Stock shall be equal to the Liquidation Value of such Preferred Stock (together with all accrued and unpaid dividends thereon) as of the date of valuation as calculated under the Certificate of Incorporation. The "Original Cost Value" for any Securityholder Securities constituting Common Stock shall be equal to what the Original Cost Value for the Preferred Stock that was converted into such Common Stock would have been as of the date of valuation if such Preferred Stock had never been so converted.

                          (iii)   The "Fair Market Value" for any
         Securityholder Securities to be repurchased under this paragraph 5 shall be determined as follows:

                                  (A)      The LLC, the holders of a majority
                 of the Investor Securities to be repurchased (if any) and the holders of a majority of the Management Securities to be repurchased (if any) shall attempt in good faith to agree on the Fair Market Value of the Securityholder Securities to be repurchased. Any agreement reached by such Persons shall be final and binding on all parties hereto.

                                  (B)      If such Persons are unable to reach
                 such agreement within 20 days of the commencement of such negotiation, the Fair Market Value of any Securityholder Securities that are publicly traded shall be the average, over a period of 21 days consisting of the date of the valuation and the 20 consecutive business days prior to that date, of the average of the closing prices of the sales of such securities on all securities exchanges on which such securities may at that time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such securities are not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 P.M.,





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                 New York time, or, if on any day such securities are not
                 quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization.

                                  (C)      If such Persons are unable to reach
                 agreement pursuant to subparagraph (A) within 20 days, and to the extent any Securityholder Securities are not publicly traded:

                                        1)      The LLC, the holders of a
                          majority of the Investor Securities to be repurchased (if any) and the holders of a majority of the Management Securities to be repurchased (if any) shall each, within 10 days thereafter, choose one investment banker or other appraiser experienced in analyzing and making determinations concerning matters relating to the telecommunications industry and in valuing interests in entities like the LLC (including the distribution arrangements of the type described in the LLC Agreement) (it being understood that if only Management Securities or only Investor Securities are to be repurchased, the two appraisers appointed by the LLC and the holders of a majority of the Securityholder Securities to be repurchased shall together appoint a third appraiser).

                                        2)      The three investment
                          bankers/appraisers so selected shall each appraise the fair market value of the Company (based on the assumption of an orderly, arm's length sale to a willing unaffiliated buyer). The three investment bankers/appraisers shall then appraise the fair market value of the Securityholder Securities (i) constituting Common Stock based on such appraiser's valuation of the Company above divided by the aggregate number of shares of Common Stock outstanding on the date of valuation (determined on a fully diluted basis (A) with respect to the Preferred Stock and all other outstanding securities convertible into the Company's Common Stock, assuming the conversion of such Preferred Stock and other convertible securities (without regard to any conditions or other restrictions on such conversion), and (B) with respect to all outstanding options, warrants and other rights or securities exercisable or exchangeable for shares of the Company's Common Stock, in accordance with the Treasury Stock Method under generally accepted accounting principles for determining earnings per share), (ii) constituting Preferred Stock based on the fair market value of the Common Stock (according to clause (i)) into which such Preferred Stock is convertible as of the date of valuation, (iii) constituting Units based on the fair market value of the assets that would be distributed under the LLC Agreement with respect to such Units if the LLC were to dissolve and liquidate upon a sale of the Company for a price equal to such appraiser's valuation of the Company above, and (iv) constituting other securities based





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                          on the highest price obtainable for such securities
                          in an arm's length transaction to a willing unaffiliated buyer (taking into account all relevant factors determinative of value). Each of the three investment bankers/appraisers shall, within thirty days of its retention, provide the written results of such appraisals to the LLC and to each holder of Securityholder Securities to be repurchased hereunder.

                                        3)      For purposes of this paragraph
                          5, the "Fair Market Value" of any Securityholder Securities shall be the average of the two appraisals thereof closest to each other, and such determination shall be final and binding on all parties hereto.

                                        4)      The costs of the appraisal
                          shall be borne by the Company.

                 6. Legend. Each certificate evidencing Securityholder Securities and each certificate issued in exchange for or upon the transfer of any Securityholder Securities (if such securities remain Securityholder Securities after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                 "The securities represented by this certificate are subject to a Securityholders Agreement dated as of August 12, 1997, among the issuer of such securities (the "Issuer") and certain of the Issuer's securityholders, as amended and modified from time to time. A copy of such Securityholders Agreement shall be furnished without charge by the Issuer to the holder hereof upon written request."

The LLC shall imprint such legend on certificates evidencing Securityholder Securities outstanding as of the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Securityholder Securities in accordance with the definition of such term herein.

                 7. Execution of this Agreement by Transferees. Prior to transferring any Securityholder Securities to any Person (other than pursuant to a Public Sale or a Sale of the Company), the transferring Securityholders shall cause the prospective transferee(s) to be bound by this Agreement and to execute and deliver to the LLC, the Company, and the other Securityholders a counterpart of this Agreement.

                 8.       Definitions.

                 "Affiliate" of any particular Person means (i) any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether





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through the ownership of voting securities, contract or otherwise, and any partner of a Person that is a partnership, and (ii) if such Person is a partnership, the partners thereof.

                 "Basic Contributions" has the meaning ascribed to such term in the LLC Agreement.

                 "Certificate of Incorporation" means the Company's certificate of incorporation, as in effect on the date hereof.

                 "Class A Units" has the meaning ascribed to such term in the LLC Agreement.

                 "Class B Units" has the meaning ascribed to such term in the LLC Agreement.

                 "Class C Units" has the meaning ascribed to such term in the LLC Agreement.

                 "Class D Units" has the meaning ascribed to such term in the LLC Agreement.

                 "Common Stock" means the Company's Common Stock, par value $.01 per share.

                 "Executive Purchase Agreements" has the meaning ascribed to such term in the Stock Purchase Agreement.

                 "Holland" means Royce J. Holland.

                 "Investor Directors" has the meaning ascribed to such term in the Stock Purchase Agreement.

                 "Investor Members" has the meaning ascribed to such term in the Stock Purchase Agreement.

                 "Investor Purchase Agreement" means that certain purchase agreement of even date herewith by and among the LLC and the Investor Members.

                 "Investor Securities" means (i) the Class A Units issued to the Investor Members pursuant to the Investor Purchase Agreement, (ii) upon dissolution and liquidation of the LLC, any securities of the Company distributed in respect of the securities referred to in clause (i) above pursuant to such dissolution and liquidation, (iii) any securities issued directly or indirectly with respect to the foregoing securities by way of a stock split, stock dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization, or upon conversion or exercise of any of the foregoing securities (but not including any Class D Units issued in exchange for Class A Units). As to any particular securities constituting Investor Securities, such securities shall cease to be Investor Securities when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market





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maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the LLC (including in exchange for Class D Units), the Company or any Subsidiary thereof.

                 "Liquidation Value" has the meaning ascribed to such term in the Company's certificate of incorporation, as amended from time to time in accordance with its terms.

                 "LLC Agreement" means that certain limited liability company agreement of even date herewith entered into by and among the members of the LLC, as amended from time to time according to its terms.

                 "Management Members" has the meaning ascribed to such term in the Stock Purchase Agreement.

                 "Management Securities" means (i) the Class B Units issued to the Management Members under the Executive Purchase Agreements, (ii) upon dissolution and liquidation of the LLC, any securities of the Company distributed in respect of the securities referred to in clause (i) above pursuant to such dissolution and liquidation, and (iii) any securities issued directly or indirectly with respect to the foregoing securities by way of a stock split, stock dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization, or upon conversion or exercise of any of the foregoing securities (but not including any Class C Units or Class D Units issued in exchange for Class B Units). As to any particular securities constituting Management Securities, such securities shall cease to be Management Securities when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or
(c) repurchased by any holder of Class A Units, or by the LLC (including in exchange for Class C Units or Class D Units), the Company or any Subsidiary thereof.

                 "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                 "Preferred Stock" means the Company's 12% Cumulative Convertible Preferred Stock, par value $.01 per share.

                 "Public Offering" means any underwritten sale of the Company's common stock pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-1 (or a successor form adopted by the Securities and Exchange Commission); provided that the following shall not be considered a Public Offering: (i) any issuance of common stock as consideration or financing for a merger or acquisition, and (ii) any issuance of common stock or rights to acquire common stock to employees of the Company or its Subsidiaries as part of an incentive or compensation plan.

                 "Public Sale" means any sale of Securityholder Securities to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

                 "Sale of the Company" means either (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or (ii) a transaction or series of transactions (including by way of merger, consolidation, or sale of stock) the result of which is that the holders of the Company's outstanding voting stock immediately prior to such transaction are after giving effect to such transaction no longer, in the aggregate, the "beneficial owners" (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Company.

                 "Securities Act" means the Securities Act of 1933, as amended from time to time.

                 "Securityholder Securities" means (i) any Class A Units or Class B Units issued to or otherwise acquired by a Securityholder, (ii) upon dissolution and liquidation of the LLC, any securities of the Company distributed in respect of the securities referred to in clause (i) above pursuant to such dissolution and liquidation, and (iii) any securities issued directly or indirectly with respect to the foregoing securities by way of a stock split, stock dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization, or upon conversion or exercise of any of the foregoing securities (but not including any Class C Units or Class D Units issued in exchange for Class A Units or Class B Units). As to any particular securities constituting Securityholder Securities, such securities shall cease to be Securityholder Securities when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by any holder of Class A Units under the terms of an Executive Purchase Agreement, or by the LLC (including in exchange for Class A Units or Class B Units), the Company or any Subsidiary thereof.

                 "Stock Purchase Agreement" means that certain stock purchase agreement of even date herewith by and between the Company and the LLC, as amended from time to time in accordance with its terms.

                 "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

                 "Unit" has the meaning ascribed to such term in the LLC Agreement.

                 "Vested Securities" means any Management Securities which have "vested" within the meaning of the Executive Purchase Agreement to which such securities are subject.

                 9. Voting Agreement Relating to Stock Purchase Agreement. Each Securityholder shall vote all Securityholder Securities that are voting securities and shall take all other necessary or desirable actions within such Securityholder's control (whether in such holder's capacity as a Unitholder, representative on the board of managers of the LLC, member of a committee thereof or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the LLC shall take all necessary or desirable actions within its control (including, without limitation, calling special board and member meetings), so that the LLC shall satisfy its obligations under Section 7 of the Purchase Agreement to vote its Company securities and to take all other necessary or desirable actions in accordance with the provisions of Section 7 of the Stock Purchase Agreement.

                 10. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Securityholder Securities in violation of any provision of this Agreement shall be void, and none of the LLC, the Company, or any Subsidiary shall record such purported Transfer on its books or treat any purported transferee of such Securityholder Securities as the owner of such securities for any purpose.

                 11. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                 12. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                 13. Counterparts. This Agreement may be executed in multiple counterparts, none of which need contain the signature of more than one party hereto but each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement. Any Management Member may at any time after the date hereof, with the prior written approval of the LLC and the Company, become a party to this Agreement by executing a counterpart to this Agreement agreeing to be bound by the provisions hereof as if such Management Member were an original signatory hereto (which joinder shall not constitute an amendment, modification or waiver hereof).

                 14.      Successors and Assigns.

                 (a) Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the LLC and the Company and their respective successors and assigns and the Securityholders and any subsequent holders of Securityholder Securities and the respective successors and assigns of each of them, so long as they hold Securityholder Securities, whether so expressed or not.

                 (b) Each of the Company, the LLC, the Securityholders and each holder of Securityholder Securities hereby acknowledges that upon and after the dissolution and liquidation of the LLC, (A) all obligations and duties of the LLC hereunder shall thereafter bind and be enforceable against the Company, (B) all rights and powers specifically granted to the LLC hereunder shall inure to the benefit of and be enforceable by the Company, (C) all references to the LLC herein shall thereafter be deemed to be references to the Company, and (D) this Agreement shall thereafter operate and be construed as if the word "Company" were substituted for the word "LLC" in each such instance.

                 15. Remedies. The LLC, the Company and the Securityholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the LLC, the Company and any Securityholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

                 16. Amendment and Waiver. The provisions of this Agreement may be amended, modified, or waived only with the prior written consent of the holders (acting in their capacity as shareholders of the Company) then entitled to designate a majority of the Investor Directors (as defined in the Stock Purchase Agreement) and, except for amendments, modifications or waivers of Section 3(b) hereof, the holders (acting in their capacity as shareholders of the Company) then entitled to designate two of the Management Directors (as defined in the Stock Purchase Agreement) (counting for purposes of such determination, the CEO Director as a Management Director); provided that if any such modification, amendment or waiver would adversely affect any Securityholder or Securityholders relative to the Securityholders voting in favor thereof, such modification, amendment or waiver shall also require the prior written approval of the holders of a majority of the Securityholder Securities held by the Securityholder(s) so adversely affected. No course of dealing or the failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                 17. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when
(a) delivered personally to the recipient, (b) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day, or (c) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the LLC or the Company at the addresses set forth below and to any Securityholder or other holder of Securityholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                 To the LLC:

                 c/o Madison Dearborn Capital Partners
                 Three First National Plaza, Suite 3800
                 Chicago, Illinois 60670
                 Attention: James N. Perry, Jr.
                 Telephone:       (312) 732-5416
                 Telecopy:        (312) 732-4098

                 To the Company:

                 15190 Prestonwood Boulevard
                 Suite 421
                 Dallas, Texas 75248
                 Attention:       Royce J. Holland
                 Telephone:       (972) 385-3176
                 Telecopy:        (972) 385-3176

                 18. GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEABILITY OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE SHALL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT (AND ALL SCHEDULES AND EXHIBITS HERETO), EVEN THOUGH UNDER THAT JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

                 19. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief-executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

                 20. Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Except as otherwise expressly provided herein, reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words "include" or "including" in this Agreement shall be by way of example rather than by limitation. The use of the words "or," "either" or "any" shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                 21. Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

                             *      *      *      *

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                      TRANSCEND TELECOM, L.L.C.

                                      By:  /s/ ROYCE J. HOLLAND
                                         ----------------------------------

                                      Its: Member
                                          ---------------------------------

                                      TRANSCEND TELECOM, INC.

                                      By:  /s/ ROYCE J. HOLLAND
                                         ----------------------------------

                                      Its: Chief Executive Officer
                                          ---------------------------------

                                      /s/ DANA CROWNE
                                      -------------------------------------
                                      Dana Crowne

                                      /s/ ROYCE J. HOLLAND
                                      -------------------------------------
                                      Royce J. Holland


                                      ROYCE J. HOLLAND FAMILY LIMITED
                                      PARTNERSHIP

                                      By:  /s/ ROYCE J. HOLLAND
                                         -------------------------------------
                                         Royce J. Holland, its general partner

                                      /s/ THOMAS M. LORD
                                      -------------------------------------
                                      Thomas M. Lord (individually, and on
                                      behalf of Brian T. Lord and Colin J. Lord)

                                      /s/ VICTORIA M. LORD
                                      -------------------------------------
                                      Victoria M. Lord

                                      /s/ BRIAN T. LORD
                                      -------------------------------------
                                      Brian T. Lord

                                      /s/ COLIN J. LORD
                                      -------------------------------------
                                      Colin J. Lord

                                      /s/ ANTHONY J. PARELLA
                                      -------------------------------------
                                      Anthony J. Parella

                                      BATTERY VENTURES IV, L.P.

                                      By Battery Partners IV, L.P.,
                                      its general partner

                                      By:  /s/ RICHARD D. FRISBIE
                                         ----------------------------------

                                      Its: Managing Partner
                                          ---------------------------------


                                      BATTERY INVESTMENT PARTNERS IV, LLC

                                      By:  /s/ RICHARD D. FRISBIE
                                         ----------------------------------

                                      Its: Manager
                                          ---------------------------------


                                      FRONTENAC VII, L.P.

                                      By Frontenac Company, its general partner

                                      By:  /s/ JAMES E. CRAWFORD, III
                                         ----------------------------------

                                      Its: General Partner
                                          ---------------------------------


                                      MADISON DEARBORN CAPITAL PARTNERS II, L.P.

                                      By Madison Dearborn Partners II, L.P.,
                                      its general partner By Madison Dearborn
                                      Partners, Inc., its general partner

                                      By:  /s/ JAMES N. PERRY, JR.
                                         ----------------------------------

                                      Its: Vice President
                                          ---------------------------------

                                      MORGAN STANLEY CAPITAL PARTNERS III, L.P.

                                      By MSCP III, L.P., its general partner
                                      By Morgan Stanley Capital Partners III,
                                      Inc.,its general partner

                                      By:  /s/ FRANK V. SICA
                                         ----------------------------------

                                      Its: Vice Chairman
                                          ---------------------------------

                                      By:  /s/ ROBERT H. NIEHAUS
                                         ----------------------------------

                                      Its: Vice Chairman
                                          ---------------------------------

                                      MSCP III 892 INVESTORS, L.P.

                                      By MSCP III, L.P., its general partner
                                      By Morgan Stanley Capital Partners III,
                                      Inc.,its general partner

                                      By:  /s/ FRANK V. SICA
                                         ----------------------------------

                                      Its: Vice Chairman
                                          ---------------------------------

                                      By:  /s/ ROBERT H. NIEHAUS
                                         ----------------------------------

                                      Its: Vice Chairman
                                          ---------------------------------

                                      MORGAN STANLEY CAPITAL INVESTORS, L.P.

                                      By MSCP III, L.P., its general partner
                                      By Morgan Stanley Capital Partners III,
                                      Inc.,its general partner

                                      By:  /s/ FRANK V. SICA
                                         ----------------------------------

                                      Its: Vice Chairman
                                          ---------------------------------

                                      By:  /s/ ROBERT H. NIEHAUS
                                         ----------------------------------

                                      Its: Vice Chairman
                                          ---------------------------------